Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES SECOND QUARTER 2020 RESULTS

– Originated $50.5 Million of Loans –

– Industry Leading Balance Sheet with No Debt and $218 Million of Cash –

Seattle, WA – August 10, 2020 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed commercial real estate finance company that provides secured financing, today announced operating results for the quarter ended June 30, 2020.

“Our business remains resilient as we continue to effectively navigate the many challenges resulting from COVID-19. As we progressed through the second quarter, we were pleased that we continued to see signs of improvement in our target markets, and in the lending environment, supported by long-term population growth trends. Specifically, our originations picked up significantly in June, and have followed through in July,” said Jeff Pyatt, President and Chief Executive Officer of Broadmark.

“Our no-debt balance sheet and strong cash position enable us to continue funding primarily residential construction projects while some credit-dependent lenders have been retreating. COVID-19 has stimulated demand for housing stock at historic levels which is driving residential construction and, in turn, loan growth. Furthermore, our strong balance sheet and financial flexibility position us well to take advantage of this market opportunity. For these reasons, Broadmark is positioned to create long-term value for shareholders.”

Second Quarter 2020 Financial Highlights

◾	Total Revenue of $29.1 million for the three months ended June 30, 2020.
◾	GAAP Net Income of $19.8 million, or approximately $0.15 per diluted common share.
◾	Core Earnings, a non-GAAP financial measure, of $23.4 million, or $0.18 per diluted common share.

Second Quarter 2020 Loan Portfolio Highlights

◾	Originated $50.5 million comprised of 16 loans at a weighted average loan to value of 59.6%. Of these, $45 million was originated in the month of June.
◾	Interest income was $22.2 million and fee income was $6.9 million.
◾	Total loan portfolio of $1.1 billion across 11 states and the District of Columbia.

Balance Sheet Activity and Liquidity

At June 30, 2020, the Company had cash and cash equivalents of $218.0 million and $260.4 million of unfunded loan commitments. The Company had no debt outstanding.

Dividend

Subsequent to quarter end, on July 13, 2020 the Company’s Board of Directors declared a cash dividend of $0.06 per common share payable on August 14, 2020 to stockholders of record as of July 31, 2020, and on August 10, 2020 the Board declared a cash dividend of $0.06 per common share payable on September 15, 2020 to stockholders of record as of August 31, 2020.

Loan Portfolio

As of June 30, 2020, the Company had 30 loans in contractual default, excluding 10 loans with executed forbearance agreements, representing 16% of total loan commitments, compared to 32 loans in contractual default representing 14.3% of total loan commitments as of March 31, 2020. The Company received $14.2 million in loan payoffs and interest cash payments that had previously been in contractual default. All estimated losses are captured in the allowance for loan losses of $6.8 million, representing 3% of the principal outstanding on loans in contractual default and less that 1% of the total portfolio.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast on Monday, August 10, 2020 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-9039

International: 1-201-689-8470

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13707395

The playback can be accessed through August 24, 2020.

Forward Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on our current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those that it has anticipated. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

●	Factors described under the heading “Risk Factors” and “Business” in our Annual Report on Form 10-K for the year ended on December 31, 2019 and under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q;
●	disruptions in our business operations, including construction lending activity, relating to COVID-19;
●	adverse impact of COVID-19 on the value of our goodwill established in the Business Combination;
●	the magnitude, duration and severity of the COVID-19 pandemic;
●	the impact of actions taken by governments, businesses, and individuals in response to the COVID-19 pandemic;
●	the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19;
●	changes in laws or regulations applicable to our business, employees, lending activities, including current and future laws, regulations and orders that limit our ability to operate in light of COVID-19;
●	defaults by borrowers in paying debt service on outstanding indebtedness;
●	impairment in the value of real estate property securing our loans;
●	availability of origination and acquisition opportunities acceptable to us;
●	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
●	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
●	general and local commercial and residential real estate property conditions;
●	changes in federal government policies;
●	changes in federal, state and local governmental laws and regulations that impact our business, assets or classification as a real estate investment trust;
●	increased competition from entities engaged in construction lending activities;
●	changes in interest rates;
●	the availability of, and costs associated with, sources of liquidity;
●	the ability to manage future growth; and
●	changes in personnel and availability of qualified personnel.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial real estate finance company that provides secured financing to real estate investors and developers. We specialize in underwriting, funding, servicing and managing a portfolio of short-term, first deed of trust loans to fund the construction or development of, or investment in, residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$217,969	$238,214
Mortgage notes receivable, net	817,319	821,589
Interest and fees receivable	8,986	4,108
Investment in real property, net	3,690	5,837
Intangible assets, net	791	4,970
Goodwill	136,965	131,965
Other assets	4,606	2,046
Total assets	$1,190,326	$1,208,729

Liabilities and Equity
Accounts payable and accrued liabilities	$4,494	$8,415
Dividends payable	7,934	15,842
Total liabilities	$12,428	$24,257
Commitments and Contingencies
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,231,184 and 132,015,635 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	132	132
Preferred stock, $0.001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Additional Paid in Capital	1,211,001	1,209,120
Accumulated deficit	(33,235)	(24,780)
Total equity	1,177,898	1,184,472
Total liabilities and equity	$1,190,326	$1,208,729

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019(2)	2020	2019(2)
Revenues
Interest income	$22,180	$23,456	$46,733	$44,079
Fee income	6,890	13,117	14,105	22,277
Total Revenue	29,070	36,573	60,838	66,356
Other Income (Expense):
Change in fair value of optional subscription liabilities	(1,458)	—	3,146	—
Expenses
Impairment:
Loan loss provision	309	297	3,931	73
Operating expenses:
Compensation and employee benefits	3,044	1,925	6,237	3,853
General and administrative	4,500	3,151	6,778	6,241
Total Expenses	7,853	5,373	16,946	10,167
Income before income taxes	19,759	31,200	47,038	56,189
Income tax provision	—	—	—	—
Net income	$19,759	$31,200	$47,038	$56,189
Earnings per common share: (1)
Basic	$0.15	$—	$0.36	$—
Diluted	$0.15	$—	$0.36	$—
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,165,005	—	132,120,290	—
Diluted	132,165,005	—	132,120,290	—

(1)	The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

(2)	Predecessor periods are combined as disclosed in Note 1 to the unaudited condensed consolidated financial statements of Form 10-Q filed on August 10, 2020 with the SEC.

BROADMARK REALTY CAPITAL, INC.

RECONCILIATION OF NET INCOME TO CORE EARNINGS

(in thousands, except for per share amounts)

Definition of Core Earnings

Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate our performance. We define core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments in mortgage notes receivable; (ii) realized and unrealized gains or losses on both our investments and optional subscription liabilities; (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as gains and losses (including provision for loan losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:

	Three Months Ended	Six Months Ended
	June 30,	June 30,
(dollars in thousands, except share and per share data)	2020	2020
Net income attributable to common stockholders	$19,759	$47,038
Adjustments for non-core earnings:
Stock-based compensation expense	967	1,881
First year public company transition expenses (1)	834	2,066
Change in fair value of optional subscription liabilities	1,458	(3,146)
Amortization of intangible assets	119	(785)
Loan loss provision	309	3,931
Core earnings	$23,446	$50,985

Earnings per share, basic	$0.15	$0.36
Earnings per share, diluted	$0.15	$0.36
Core earnings per share, basic	$0.18	$0.39
Core earnings per share, diluted	$0.18	$0.39
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,165,005	132,120,290
Diluted	132,165,005	132,120,290

(1)	Expenses directly related to first year of public company reporting and compliance, primarily professional fees in connection with the design and implementation of internal controls and procedures under Section 404 of the Sarbanes-Oxley Act.